CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Dialex Minerals Inc.

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8 of Dialex Minerals Inc., of our report dated April 10, 2003 relating to the financial statements of Dialex Minerals Inc. formerly known as VHS Network Inc. appearing in the Annual Report on Form 10-KSB of Dialex Minerals Inc. formerly known as VHS Network Inc. for the year ended December 31, 2002.



/s/ "SF Partnership, LLP"
---------------------------------
Chartered Accountants Accountants


Toronto, Canada
March 11, 2004